Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Global Medical REIT Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457	(r)		(2)		(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock	457	(r)		(2)		(2)	(2)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	457	(r)		(2)		(2)	(2)	(1)	(1)
Fees Previously Paid	-	-	-		-		-		-	-	-
Total Offering Amounts									-			-
Total Fees Previously Paid											-
Total Fee Offsets											$62,741	(3)
Net Fee Due												(1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-	-	-	-	-	-
Fee Offset Sources	-	-	-	-	-	-	-	-	-	-	-
Rule 457(p)
Fee Offset Claims	Global Medical REIT Inc.	S-3	333-239043	June 9, 2020	-	$62,741(3)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(3)	$483,365,010	-
Fee Offset Sources	Global Medical REIT Inc.	S-3	333-239043	-	June 9, 2020	-	-	-	-	-	(1)

(1)	In reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fees relating to securities that are registered and available for sale under this Registration Statement. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)	An unspecified number or amount of the securities of each identified class of securities is being registered as may be offered and sold from time to time at indeterminate prices. There is also being registered hereunder an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	The Registrant previously registered $750,000,000 in aggregate offering price of securities in a primary offering pursuant to the universal shelf Registration Statement on Form S-3 (No. 333-239043) filed with the Securities and Exchange Commission on June 9, 2020 and declared effective on June 17, 2020 (the “Prior Registration Statement”). The Registrant sold an aggregate of $266,634,990 of such securities under the Prior Registration Statement, leaving the balance of $483,365,010, representing $62,741 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $62,741 that has already been paid and remains unused with respect to the unsold securities that were previously registered pursuant to the Prior Registration Statement will be available to offset any filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of filing/effective date of this Registration Statement.